Exhibit 99.1

STORE Capital Announces Closing of $567 Million Securitization at 5.28%

SCOTTSDALE, Ariz. – May 19, 2026 – STORE Capital LLC (“STORE”, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that it completed the issuance of $567.0 million of long-term fixed-rate notes designated as STORE Master Funding Net-Lease Mortgage Notes, Series 2026-1 (the “Notes”). This is the fifteenth note issuance under STORE’s Master Funding debt program, its proprietary structured debt financing vehicle.

The Notes were issued in four classes in a private placement to premier institutional buyers. Notes aggregating $486.0 million were rated AAA by S&P Global Ratings (“S&P”) and include $243.0 million of 5.75-year Class A-1 notes issued at an interest rate of 5.22% and $243.0 million of 7-year Class A-2 notes issued at an interest rate of 5.31%. Notes aggregating $81.0 million were rated AA by S&P and include $40.5 million of 5.75-year Class A-3 notes issued at an interest rate of 5.32% and $40.5 million of 7-year Class A-4 notes issued at an interest rate of 5.41%. The weighted average interest rate of the Notes is 5.28%. The weighted average life of the Notes is 6.32 years. The net proceeds of the transaction were used to redeem $520.3 million of previously issued Master Funding notes outstanding at an all-in coupon rate of 6.44% in advance of their May 2028 maturity date and to fund growth.

“I am pleased to announce the closing of our fifteenth Master Funding transaction in STORE history. We are very grateful for the continued overwhelming interest in STORE’s Master Funding bonds. Once again, the offering experienced significant oversubscription, which allowed us to increase the transaction by more than 60%. Among other things, this upsize enabled us to refinance our Master Funding 2023-1 notes creating substantial interest savings over the next few years,” said Mary Fedewa, STORE Capital’s President and Chief Executive Officer. “STORE continues to offer best in class diversity and granularity in the NNN space resulting in strong and steady cash flows for our investors. Our Master Funding program is a cornerstone of STORE’s success, supporting sustainable growth and advancing our mission of providing long-term real estate financing solutions to middle market and larger companies. We thank our existing investors for their continued support and extend a special welcome to the new investors in our 2026-1 issuance. We look forward to our continued partnership.”

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

About STORE Capital

STORE Capital is an internally managed net-lease real estate investment trust, or REIT, that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or “STORE Properties”, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest-growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,500 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, as updated by the Company’s subsequent periodic reports filed with the Securities and Exchange Commission.

Ashley Dembowski

Executive Vice President – Chief Financial Officer and Secretary

480-256-1136

adembowski@storecapital.com

Source: STORE Capital LLC